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                                                                    Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this Prospectus Supplement filed pursuant to Rule 424, which supplements the Registration Statement on Form S-3, of our report dated October 18, 2001, relating to the balance sheet of Household Automotive Trust 2001-3, which appears in such Prospectus Supplement. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.

/s/ Arthur Andersen LLP
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Arthur Andersen LLP



Chicago, Illinois
October 18, 2001